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                                                                  EXHIBIT (23.1)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Honeywell Inc. on Form S-3 of our report dated February 12, 1997, appearing in the Annual Report on Form 10-K of Honeywell Inc. for the year ended December 31, 1996.

/s/ Deloitte & Touche LLP


Deloitte & Touche LLP
Minneapolis, Minnesota
March 12, 1997